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                                                                  EXHIBIT 23.4


March 25, 1998


To the Board of Directors of Forcenergy Inc:

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our audit letter dated February 16, 1998, our reports dated February 7, 1997 and February 9, 1996, and our estimates of the net proved natural gas and oil reserves of Forcenergy Inc (the "Company") as of January 1, 1997 and 1996, our audit of such reserves as of January 1, 1998, and to all references to our estimates of the net proved natural gas and oil reserves of the Company as of those dates included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

                                        COLLARINI ENGINEERING INC.



                                        /s/    DENNIS JORDAN, P.E.
                                        ---------------------------
                                        Dennis Jordan, P.E.
                                        Senior Vice President